Exhibit 99.1

Towerstream Provides Current View on Second Quarter 2016 as the Company moves towards positive Adjusted EBITDA

MIDDLETOWN, R.I., June 14, 2016 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading Fixed-Wireless Fiber Alternative company, provided guidance for the quarter ending June 30, 2016.

Q2 2016 Guidance:

●	52% of all 145 On-Net contracts in April and May were secondary customer contracts which are our most profitable offering.

●	Average revenue per On-Net contract is up 35% from April to May.

●	Sales cycle to installation in active On-Net buildings has shortened significantly from months to weeks.

●	Reaches agreement with large commercial property owner in NYC to provide On-Net high-speed Internet Services.

Management Comments

“Towerstream continues to grow its On-Net Customer base, signing up multiple customers in buildings lit with our high-speed Internet Services. These secondary customers in existing On-Net buildings can be turned up in days or even hours when necessary,” stated Arthur Giftakis, Chief Operating Officer.

“On-Net is a win for the company and the customer,” said Company founder and interim CEO Philip Urso. “For Towerstream, it is capital efficient, focuses our sales staff and dramatically lowers customer churn. The customer gets fiber-quality in terms of speed and reliability, priced at about 40% below market rates.”

Non-GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) nonmonetary transactions, and (ii) business acquisitions.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers who have cancelled their contract. Revenue adjustments associated with customers who are modifying the (i) amount of their bandwidth or (ii) the pricing terms of their contract are not included in the calculation of customer churn.

About Towerstream Corporation

Towerstream Corporation (NASDAQ:TWER) is a leading Fixed-Wireless Fiber Alternative company delivering high-speed Internet access to businesses. The Company offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area.

In 2014, Towerstream launched its On-Net fixed-wireless service offering On-Net building tenants access to dedicated, symmetrical high-speed Internet connectivity, with a premier SLA, at market-setting prices. The Company refers to its fixed wireless services as “Continuing Operations”.  In the fourth quarter of 2015, the Company terminated the business activities of its wholly owned subsidiary, Hetnets Tower Corporation (“Hetnets”), which offered shared wireless infrastructure services.  Costs associated with terminating the Hetnets business are reported as “Discontinued Operations”. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net